Exhibit 4.3

AMERICAN EXPRESS CANADA CREDIT CORPORATION

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3222188 NOVA SCOTIA COMPANY

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AMERICAN EXPRESS CREDIT CORPORATION
as Guarantor

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COMPUTERSHARE TRUST COMPANY OF CANADA
as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of January 22, 2008

THIS SECOND SUPPLEMENTAL INDENTURE is made as of the 22nd day of January, 2008,

BETWEEN:

AMERICAN EXPRESS CANADA CREDIT CORPORATION, an unlimited liability company incorporated under the laws of the Province of Nova Scotia,

(the “Corporation”)

OF THE FIRST PART

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3222188 NOVA SCOTIA COMPANY, an unlimited liability company incorporated under the laws of the Province of Nova Scotia,

(“New NSULC”)

OF THE SECOND PART

- and -

AMERICAN EXPRESS CREDIT CORPORATION, a corporation incorporated under the laws of the State of Delaware,

(the “Guarantor”)

OF THE THIRD PART

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the federal laws of Canada,

(the “Trustee”)

OF THE FOURTH PART

WITNESSETH THAT:

WHEREAS the Corporation, the Guarantor and the Trustee are parties to a Trust Indenture dated as of October 28, 2005 (the “Original Indenture”), as amended and supplemented by a First Supplemental Indenture dated as of January 22, 2008 between the Corporation, New NSULC, the Guarantor and the Trustee (the “First Supplemental Indenture”) (the Original Indenture as amended and supplemented by the First Supplemental Indenture, the “Trust Indenture”);

AND WHEREAS capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Original Indenture;

AND WHEREAS pursuant to the Original Indenture, the Corporation was authorized to issue and the Trustee was authorized to certify Notes from time to time of an unlimited aggregate principal amount;

AND WHEREAS pursuant to the First Supplemental Indenture and in connection with a corporate reorganization pursuant to which the Corporation transferred to New NSULC the Corporation’s properties and assets substantially as an entirety, New NSULC assumed the obligation of the Corporation to make payment of all amounts due under the Notes and assumed the performance or observance of every covenant to be performed by the Corporation under the Notes and the Original Indenture;

AND WHEREAS pursuant to the Original Indenture, the Guarantor provided a Guarantee in respect of amounts payable under each Note issued and certified under the Original Indenture when and as the same shall become due and payable and the Guarantor confirmed such Guarantee pursuant to the First Supplemental Indenture;

AND WHEREAS the following Notes were issued by the Corporation and certified under the Original Indenture and the obligations under such Notes were assumed by New NSULC pursuant to the First Supplemental Indenture and remain outstanding as of the date hereof: Cdn. $500,000,000 Fixed Rate Notes due November 12, 2010, Cdn. $500,000,000 Fixed Rate Notes due January 27, 2009, Cdn. $200,000,000 Fixed Rate Notes due April 14, 2008, Cdn. $350,000,000 Fixed Rate Notes due May 20, 2011 and Cdn. $450,000,000 Floating Rate Notes due July 21, 2008;

AND WHEREAS Article 7 of the Trust Indenture prohibits New NSULC from transferring its properties and assets substantially as an entirety to any Person unless: (A) (i) the Successor which shall have acquired such properties and assets is a corporation, partnership, limited liability company or trust organized and existing under the laws of Canada or any province thereof and (ii) such Successor assumes payment of the principal of, and premium, if any, and interest, if any, and other amounts payable under the Trust Indenture in respect of the Notes and assumes the performance or observance of every covenant to be performed or observed by New NSULC under the Notes; and (B) immediately thereafter, neither an Event of Default (or event which, with notice or lapse of time, or both, would be such) nor a breach of the Trust Indenture (including, without limitation, where applicable, the Guarantee) shall have occurred and be continuing;

AND WHEREAS in connection with a corporate reorganization, New NSULC is transferring to the Corporation New NSULC’s properties and assets substantially as an entirety (the “Transfer”) and in connection therewith the Corporation is assuming the obligation of New NSULC to make payment of all amounts due under the Notes and assuming the performance or observance of every covenant to be performed by New NSULC under the Notes and the Trust Indenture;

AND WHEREAS the Corporation is a permitted Successor under Article 7 of the Trust Indenture;

AND WHEREAS immediately after completion of the Transfer and assumption by the Corporation of the obligation of New NSULC to make payment of all amounts due under the Notes and the performance or observance of every covenant to be performed by New NSULC under the Notes and the Trust Indenture, neither an Event of Default (or event which, with notice or lapse of time, or both, would be such) nor a breach of the Trust Indenture (including, without limitation, where applicable, the Guarantee) shall have occurred and be continuing;

AND WHEREAS the Trust Indenture also provides that upon compliance with the conditions of Article 7 of the Trust Indenture, New NSULC shall be discharged from its respective obligations and covenants under the Notes and the Trust Indenture;

AND WHEREAS after the Transfer and the assumption by the Corporation of the obligation of New NSULC to make payment of all amounts due under the Notes and the performance or observance of every covenant to be performed by New NSULC under the Notes and the Trust Indenture, the Guarantor wishes to confirm its Guarantee in respect of amounts payable under such Notes;

AND WHEREAS Section 9.1 of the Trust Indenture provides that New NSULC, the Guarantor and the Trustee may execute indentures supplemental to the Trust Indenture to evidence the succession of the Successors and the covenants of and obligations assumed by such Successors in accordance with the provisions of Article 7 of the Trust Indenture;

AND WHEREAS the Corporation, New NSULC, the Guarantor and the Trustee wish to execute this Second Supplemental Indenture to evidence the succession of the Corporation to the covenants and obligations of New NSULC under the Notes and the Trust Indenture and to evidence the release of New NSULC from its covenants and obligations under the Notes and the Trust Indenture;

AND WHEREAS the foregoing recitals and any statements of facts relating to the Corporation, New NSULC and the Guarantor in this Second Supplemental Indenture are and shall be deemed to be made by the Corporation, New NSULC and the Guarantor respectively and not by the Trustee;

NOW THEREFORE, in consideration of the foregoing, the Corporation, New NSULC, the Guarantor and the Trustee hereby agree as follows:

ARTICLE 1
ASSUMPTION BY THE CORPORATION AND RELEASE OF NEW NSULC

1.1	Assumption by the Corporation

In consideration for the Transfer, the Corporation hereby assumes the obligation of New NSULC to make payment of the principal of, and premium, if any, and interest, if any, and any other amounts payable under the Notes and hereby assumes the performance or observance of every covenant to performed or observed by New NSULC under the Notes and the Trust Indenture.

1.2	Release of New NSULC

New NSULC is hereby discharged and released from all of its obligations and covenants under the Notes and the Trust Indenture.

1.3	Vesting of Powers in the Corporation

In accordance with Section 7.2 of the Trust Indenture, the Corporation shall possess and from time to time may exercise each and every right and power of New NSULC under the Trust Indenture in the name of New NSULC or otherwise and any act or proceeding required by any provisions of this Trust Indenture to be done or performed by any directors or officers of New NSULC may be done and performed with like force and effect by the like directors or officers of the Corporation. Accordingly, unless the context otherwise requires, all references or deemed references in the Notes and the Trust Indenture to “3222188 Nova Scotia Company” shall hereafter mean to refer to “American Express Canada Credit Corporation”.

ARTICLE 2
CONFIRMATION OF GUARANTEE

2.1	Guarantee Continues in Full Force and Effect

The Guarantor hereby confirms that the Guarantee in respect of amounts payable under the Notes shall continue in full force and effect, unamended by this Second Supplemental Indenture and shall continue to apply to any Note which obligations were assumed by the Corporation hereunder and shall apply to any Note hereinafter issued by the Corporation and certified by the Trustee under the Trust Indenture.

ARTICLE 3
ACCEPTANCE BY THE TRUSTEE

3.1	Acceptance by the Trustee

The Trustee hereby accepts this Second Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in this Second Supplemental Indenture.

ARTICLE 4
EFFECT OF SECOND SUPPLEMENTAL INDENTURE

4.1	Effect of Second Supplemental Indenture

Upon execution and delivery of this Second Supplemental Indenture by each of the Corporation, New NSULC, the Guarantor and the Trustee, the Trust Indenture shall be supplemented and amended in accordance with the terms set forth herein, and this Second Supplemental Indenture shall form a part of the Trust Indenture for all purposes, and every holder of Notes or holder of Notes hereinafter authenticated and delivered under the Trust Indenture shall be bound thereby.

4.2	Trust Indenture Remains in Full Force and Effect

Except as supplemented or amended by this Second Supplemental Indenture, all other provisions of the Trust Indenture and the Notes, to the extent not inconsistent with the terms and provisions of this Second Supplemental Indenture shall remain in force and effect, unamended hereby.

4.3	Incorporation of Trust Indenture

All of the provisions in this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Trust Indenture and the Trust Indenture, as supplemented and amended by this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. Accordingly, all references to the “Trust Indenture” shall hereinafter mean to refer to the Trust Indenture, as supplemented and amended by this Second Supplemental Indenture.

4.4	Counterparts

This Second Supplemental Indenture may be simultaneously executed in several counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of such counterparts shall together constitute but one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date of January 22, 2008.

4.5	Effective Time

The parties acknowledge and agree that the transactions contemplated by this Second Supplemental Indenture have occurred and that this Second Supplemental Indenture has become effective after the close of business in Toronto, Ontario on the date hereof.

4.6	Effect of Headings

The division of this Second Supplemental Indenture into Articles and sections and the insertion of headings are for convenience of reference and shall not affect the construction or interpretation thereof.

4.7	Successors

All covenants and agreements contained in this Second Supplemental Indenture shall be binding upon and accrue to the benefit of the respective successors of each of the parties hereto.

4.8	Applicable Law

This Second Supplemental Indenture (except confirmation of the Guarantee) shall be governed by, and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. The confirmation of the Guarantee in Article 2 shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF the parties hereto have executed these presents under the hands of their proper officers in that behalf.

AMERICAN EXPRESS CANADA CREDIT CORPORATION

By:	/s/ Johanne Ghali

Name: Johanne Ghali
Title: Treasurer

3222188 NOVA SCOTIA COMPANY

By:	/s/ Bonnie Severin

Name: Bonnie Severin
Title: President

AMERICAN EXPRESS CREDIT CORPORATION

By:	/s/ Christopher S. Forno

Name: Christopher S. Forno
Title: President and CEO

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Lisa M. Kudo

Name: Lisa M. Kudo
Title: Professional, Corporate Trust

By:	/s/ Melissa Banfield

Name: Melissa Banfield
Title: Professional, Corporate Trust